INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Kiddie Academy International, Inc. on Form S-8 with respect to the Kiddie Academy International, Inc. 1995 Incentive Compensation Plan of our report dated October 20, 1995 (October 24, 1995 and November 21, 1995 as to Note 1(a); November 21, 1995 as to Note 10) appearing in the Prospectus contained in Amendment No. 3 to the Registration Statement on Form SB-2 dated December 8, 1995.

                            /s/ DELOITTE & TOUCHE LLP


Baltimore, Maryland
September 27, 1996